SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
SAEXPLORATION HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SAEXPLORATION HOLDINGS, INC.
1160 Dairy Ashford Rd., Suite 160
Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 3, 2016

TO THE STOCKHOLDERS OF SAEXPLORATION HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAExploration Holdings, Inc., a Delaware corporation, will be held at 9:00 a.m., Central Time, on November 3, 2016, in the Boardroom at the corporate offices of SAExploration Holdings, Inc., located at 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

(1)	to elect six directors to our Board of Directors serving until the next annual meeting of stockholders;

(2)	to approve an amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder;

(3)	to vote upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement;

(4)	to vote on a proposal to ratify the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2016; and

(5)	to transact such other business as may properly come before the meeting or any adjournment thereof.
Our Board of Directors has approved and recommends that you vote “FOR” the election of the six nominated directors, consisting of Jeff Hastings, Brian Beatty, L. Melvin Cooper, Gary Dalton, Michael Kass and Jacob Mercer, “FOR” the amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, “FOR” approval of the non-binding advisory resolution regarding compensation of our named executive officers as disclosed in this Proxy Statement, and "FOR" ratification of the selection of Pannell Kerr Forster of Texas, P.C.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return to us your proxy card as soon as possible so that your shares will be voted at the meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors

/s/ Brent Whiteley
Brent Whiteley
Chief Financial Officer, General Counsel and Secretary
September 23, 2016

This proxy statement is dated September 23, 2016, and is first being mailed to our stockholders on or about September 23, 2016.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving this proxy statement?

A.
SAExploration Holdings, Inc. is furnishing you this proxy statement to solicit proxies on behalf of its Board of Directors to be voted at the 2016 Annual Meeting of Stockholders of SAExploration Holdings, Inc. The meeting will be held in the Boardroom at the corporate offices of SAExploration Holdings, Inc., located at 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079, on November 3, 2016, at 9:00 a.m., Central Time. The proxies also may be voted at any adjournments or postponements of the meeting. When used in this proxy statement, “SAE,” “Company,” “we,” “our,” “ours” and “us” refer to SAExploration Holdings, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

We are an internationally-focused oilfield services company offering seismic data acquisition and logistical support services in Alaska, Canada, South America and Southeast Asia to our customers in the oil and natural gas industry. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones between land and water, and offshore in depths reaching 3,000 meters, we offer a full-suite of logistical support and in-field data processing services. Seismic data is used by our customers, including major integrated oil companies, national oil companies and independent oil and gas exploration and production companies, to identify and analyze drilling prospects and maximize successful drilling.

We were incorporated in Delaware on February 2, 2011, under the name Trio Merger Corp. as a blank check company in order to serve as a vehicle for the acquisition of a target business. On June 24, 2013, we completed a business combination in which the entity formerly known as SAExploration Holdings, Inc. (“Former SAE”) merged with and into our wholly-owned subsidiary Trio Merger Sub, Inc. (“Merger Sub”), with Merger Sub surviving (the “Merger”), and we operate the business of Former SAE.

On July 27, 2016, we consummated a comprehensive restructuring of our balance sheet through the completion of an exchange offer and consent solicitation related to our 10.000% senior secured notes due 2019 for new 10.000% senior second lien notes and a new $30 million multi-draw senior secured term loan facility (the "Restructuring"). The Restructuring was accomplished pursuant to a restructuring support agreement with holders of approximately 66.67% of the par value of our 10.000% senior secured notes due 2019 (the “Supporting Holders”).

On July 26, 2016, in connection with the Restructuring, we effected a 135-for-1 reverse stock split, pursuant to which every 135 shares of our issued and outstanding common stock were automatically converted into one share of common stock (the “Reverse Stock Split”), with fractional shares cashed out based on the closing price per share on the effective date of the Reverse Stock Split.

This proxy statement contains important information about the matters to be acted upon at the annual meeting. Stockholders should read it carefully.

Q.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

A.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to most of our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and submit your proxy via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included below or in the Notice of Internet Availability of Proxy Materials for requesting printed materials.

Q.	What is a proxy?

A.
A proxy is your legal designation of another person to vote the stock you own on your behalf. That other person is referred to as a “proxy.” Our Board of Directors has designated Jeff Hastings and Brian Beatty as proxies for the annual meeting. By completing and returning the enclosed proxy card, you are giving Mr. Hastings and Mr. Beatty the authority to vote your shares in the manner you indicate on your proxy card.

Q.	What do I need to do now?

A.
We urge you to read carefully and consider the information contained in this proxy statement. The vote of our stockholders is important. Stockholders are then encouraged to vote as soon as possible in accordance with the instructions provided in this proxy statement and in the Notice of Internet Availability of Proxy Materials or on the proxy card.

Q.	Who is entitled to vote?

A.
We have fixed the close of business on September 12, 2016, as the “record date” for determining stockholders entitled to notice of and to attend and vote at the annual meeting. As of the close of business on September 12, 2016, there were 9,343,513 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote per share at the annual meeting.

Q.	How do I vote?

A.
If you are a holder of record of our common stock as of the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. If you received our proxy materials by mail, you may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you are not a holder of record of our common stock, and hold your stock in "street name," please see the answer to the second question below.

Q.	What does it mean if I receive more than one proxy card?

A.
It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

A.	In voting on the election of six director nominees to serve until the 2017 annual meeting of stockholders, stockholders may vote for each nominee in one of the following ways:
•in favor of the nominee; or
•withhold votes as to the nominee.

Directors will be elected by a plurality of the votes of the shares of common stock present or represented by proxy at the meeting. This means that the director nominees receiving the highest number of “for” votes will be elected as directors, regardless of whether a nominee receives a majority of votes cast.

You may not abstain from voting for purposes of the election of directors. Stockholders are not permitted to cumulate their votes in the election of directors.

Our Board of Directors recommends a vote “ FOR ” all the nominees.

Q.	What are my voting choices when voting on the amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, and what vote is needed to approve the amendment?

A.	In voting to approve the amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, stockholders may vote in one of the following ways:
•in favor of approval;
•against approval; or
•abstain from voting on approval.

The proposal to approve the amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan will require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting.

Our Board of Directors recommends a vote “ FOR ” this proposal.

Q.
What are my voting choices when voting on the non-binding advisory resolution regarding compensation of our named executive officers as disclosed in this proxy statement, and what vote is needed to approve the resolution?

A.	In voting on the non-binding advisory resolution regarding compensation of our named executive officers as disclosed in this proxy statement, stockholders may vote in one of the following ways:
•in favor of the resolution;
•against the resolution; or
•abstain from voting on the resolution.

The proposal to approve the non-binding advisory resolution regarding compensation of our named executive officers will require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting.

Our Board of Directors recommends a vote “ FOR ” this proposal.

Q.
What are my voting choices when voting on the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm, and what vote is needed to ratify their appointment?

A.	In voting to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2016, stockholders may vote in one of the following ways:
•in favor of ratification;
•against ratification; or
•abstain from voting on ratification.

The proposal to ratify the appointment of Pannell Kerr Forster of Texas, P.C. will require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting.

Our Board of Directors recommends a vote “ FOR ” this proposal.

Q.	What if I do not specify a choice for a matter when returning a proxy card?

A.
If you are a stockholder of record and sign and return a proxy card without giving any instructions, your proxy will be voted “FOR” the election of all director nominees, “FOR” the amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder, “FOR” the proposal to approve the non-binding advisory resolution regarding compensation of our named executive officers as disclosed in this proxy statement and “FOR” the proposal to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2016. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank voting instruction card), your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Q.	What constitutes a quorum?

A.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum. We need a quorum of stockholders to hold a validly convened annual meeting. If you have signed and returned a proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present. As of the record date, 9,343,513 shares of common stock were outstanding. Thus, the presence of the holders of common stock representing at least 4,671,757 shares will be required to establish a quorum.

Q.	How are abstentions and broker non-votes counted?

A.
Abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. A properly executed proxy card marked “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

With respect to the proposal to approve the amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan, the proposal to approve the non-binding advisory resolution regarding compensation of our named executive officers as disclosed in this proxy statement or the proposal to ratify the appointment of the independent registered public accounting firm, an abstention from voting will have the same effect as a vote “against” the proposal.

Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Q.	Will any other business be transacted at the meeting? If so, how will my proxy be voted?

A.
We do not know of any business to be transacted at the annual meeting other than those matters described in this proxy statement. We believe that the periods specified in our second amended and restated bylaws for submitting proposals to be considered at the meeting have passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments or postponements of the meeting, shares as to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Q.	May I change my vote after I have mailed my signed proxy card?

A.
Yes. Send a later-dated, signed proxy card to our corporate secretary at the address set forth below so that it is received prior to the vote at the annual meeting or attend the annual meeting in person and vote. Stockholders also may revoke their proxy by sending a notice of revocation to our corporate secretary, which must be received by our corporate secretary prior to the vote at the annual meeting.

Q.	Will I be able to view the proxy materials electronically?

A.
Yes. To view this proxy statement and our 2015 annual report electronically, visit http://www.cstproxy.com/saexploration/2016, or visit our website at http://www.saexploration.com and select Investors - Financial Information - Annual Reports.

Q.	Where can I find the voting results of the annual meeting?

A.
We intend to announce preliminary voting results at the annual meeting and will publish final results on a current report on Form 8-K filed with the SEC within four business days of the annual meeting.

Q.
What is the deadline for submitting proposals to be considered for inclusion in the 2017 proxy statement and for submitting a nomination for director for consideration at the Annual Meeting of Stockholders in 2017?

A.
We expect to hold our 2017 Annual Meeting of Stockholders on or about June 15, 2017. Stockholder proposals requested to be included in our 2017 proxy statement must be received no later than December 31, 2016. Director nominations and proposal for matters to be considered at our 2017 Annual Meeting of Stockholders must be received by us between March 17, 2017 and April 16, 2017. Proposals and nominations should be directed to Brent Whiteley, Chief Financial Officer, General Counsel and Secretary, SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079.

Q.	Who is paying the costs associated with soliciting proxies for the annual meeting?

A.
We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the Notice of Internet Availability of Proxy Materials and, if requested, printed proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Q.	Who can help answer my questions?

A.	If you have questions about the meeting or if you need printed copies of this proxy statement, the proxy card or other proxy materials you should contact:
Ryan Abney, VP Capital Markets & Investor Relations
SAExploration Holdings, Inc.
1160 Dairy Ashford Rd., Suite 160
Houston, Texas 77079
Telephone: (281) 258-4409
Email: rabney@saexploration.com

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of seven members, of which six members were appointed to the Board effective upon the completion of the Restructuring on July 27, 2016, and one member position is temporarily vacant. The directors to be elected at the annual meeting will serve on the Board until our next annual meeting in 2017 or until their successors are elected and qualified or until their earlier death, resignation or retirement. The current directors standing for reelection are: Jeff Hastings, Brian Beatty, L. Melvin Cooper, Gary Dalton, Michael Kass and Jacob Mercer. Stockholders may not vote for persons not named in this proxy statement to serve as a director.
We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

The nominees receiving a plurality of votes cast at the annual meeting will be elected as directors. Votes to withhold authority and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not affect the election outcome.

Our Board of Directors believes that each of the nominees possesses the qualities and experience that it believes our directors should possess, as described in detail below. The nominees for election to the Board, and our other continuing directors, together with their biographical information and the Board’s reasons for nominating them to serve as directors, are set forth below. No family relationship exists between any of the directors or the executive officers listed in the “Executive Compensation — Our Executive Officers” portion of this proxy statement on page 13.

The Board of Directors recommends a vote “FOR” the election of Jeff Hastings, Brian Beatty, L. Melvin Cooper, Gary Dalton, Michael Kass and Jacob Mercer.

BOARD OF DIRECTORS

Members of Our Board

Jeff Hastings, age 58, became our Chief Executive Officer and Chairman of the Board of Directors upon consummation of the Restructuring in mid-2016. Prior to the Restructuring, Mr. Hastings was our Executive Chairman of the Board and a member of our Board of Directors since the consummation of the Merger in 2013. He was the majority stockholder of Former SAE from 2008 until the Merger. In March 2011, he became the Executive Chairman of Former SAE. Previously, he was the President and an owner of Fairweather Geophysical, which primarily performed seismic operations in Alaska, and which was acquired by Veritas DGC Inc. in 2000. From 2000 until becoming the majority stockholder of Former SAE in 2008, Mr. Hastings was with Veritas in multiple positions, including Operations Manager for Alaska. Mr. Hastings has over 35 years of experience in the geophysical industry. We believe that Mr. Hastings is qualified to serve on our Board based on his extensive knowledge of SAE and his experience in the geophysical industry.

Brian Beatty, age 53, became our Chief Operating Officer upon consummation of the Restructuring in mid-2016. Prior to the Restructuring, Mr. Beatty was our President, Chief Executive Officer and a member of our Board of Directors since the consummation of the Merger in 2013. He founded Former SAE in 2006 and served as the President and Chief Executive Officer of Former SAE from its inception. Prior to founding Former SAE, Mr. Beatty held many positions with Veritas DGC Inc., beginning as a seismic field manager and eventually managing all of Veritas’ South American operations and establishing Veritas’ business in Peru, Chile, Argentina, Brazil and Bolivia. Mr. Beatty has over 30 years of experience in the geophysical industry working in numerous different geographies. We believe that Mr. Beatty is qualified to serve on our Board based on his extensive knowledge of SAE and his experience in the geophysical industry.

L. Melvin Cooper, age 63, became a member of our Board of Directors upon consummation of the Restructuring in mid-2016. He currently serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd. (Nasdaq: FES) (“Forbes”), a public company in the energy services industry. Prior to joining Forbes in 2007, Mr. Cooper served in financial or operating roles of various companies involved in oilfield site preparation, serving new home builders, providing supply chain management, and other industries. Since October 2010, Mr. Cooper has served on the Board of Directors of Flotek Industries, Inc. (NYSE: FTK), where he is a member of the Nominating and Corporate Governance, Audit, and Compensation Committees. Since August 2012, Mr. Cooper has served on the Board of Directors of Par Pacific Holdings, Inc. (NYSE: PARR), where he is a member of the Audit and Nominating and Corporate Governance Committees. Mr. Cooper received the Board Leadership Fellow certification from the National Association of Corporate Directors (“NACD”) where he is also a member of the Board of Directors of the NACD Houston/Austin/San Antonio Chapter. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975 and is a Certified Public Accountant. We believe that Mr. Cooper is qualified to serve on our Board based on his public company experience, operational experience and financial expertise.

Gary Dalton, age 61, became a member of our Board of Directors upon consummation of the Merger in 2013. He has been the President of Latash Investments LLC, an investment advisory firm based in Alaska, since 2001. He previously served as Chief Financial Officer and Executive Vice President at National Bank of Alaska for more than 20 years. Prior to joining National Bank of Alaska, he worked for the Comptroller of the Currency as a Bank Examiner. Mr. Dalton is a Trustee of the Alaska Permanent Fund Corporation and a Board member of the Alaska Museum Foundation. He graduated from the University of Puget Sound. We believe that Mr. Dalton is qualified to serve on our Board based on his investment and financial expertise.

Michael Kass, age 43, became a member of our Board of Directors upon consummation of the Restructuring in mid-2016. He is a Senior Research Analyst at BlueMountain Capital Management, LLC ("BlueMountain") concentrating on stressed and distressed credit across multiple industry sectors. Previously, Mr. Kass was a co-founder and Head of Research at 3-Sigma Value Management. Prior to 3-Sigma, Mr. Kass served for several years as a Vice President in Lehman’s Global Restructuring Group, where he advised debtors, financial sponsors and GSEs in bankruptcy proceedings in sectors including aviation, media and natural resources. Prior to Lehman, Mr. Kass was an Associate at Miller Buckfire and Co., focusing on restructurings in telecom, industrials, and restaurants. He began his career at McKinsey and Co., which he joined after receiving his JD magna cum laude from Harvard Law School, his BSE in International Finance from Wharton, and his BA summa cum laude from University of Pennsylvania. We believe that Mr. Kass is qualified to serve on our Board based on his investment and financial expertise.

Jacob Mercer, age 41, is a Senior Portfolio Manager at Whitebox Advisors LLC ("Whitebox"). Prior to joining Whitebox, Mr. Mercer worked for Xcel Energy as Assistant Treasurer and Managing Director. Before joining Xcel Energy, he was a Senior Credit Analyst and Principal at Piper Jaffray and a Research Analyst at Voyageur Asset Management. Mr. Mercer also served as a logistics officer in the United States Army. Mr. Mercer has served on a number of boards of directors including Par Pacific (NYSE: PARR),

Piceance Energy, Platinum Energy Solutions, and Ceres Global Ag (TSX: CRP). Mr. Mercer holds a BA with a double major in economics and business management from St. John’s University. He also holds the Chartered Financial Analyst (CFA) designation. We believe that Mr. Mercer is qualified to serve on our Board based on his investment and financial expertise.

Director Independence

We adhere to the rules of Nasdaq in determining whether a director is independent. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Messrs. Cooper, Dalton, Kass and Mercer are independent directors.

In accordance with Nasdaq listing requirements, our Board is comprised of a majority of independent directors, our Board nominees are selected by a Nominating Committee comprised entirely of independent directors, and we maintain a Compensation Committee comprised entirely of independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Former Controlled Company Status

After the Merger, we were considered a “controlled company” for the purposes of the Nasdaq listing requirements, which is a corporation of which more than 50% of the voting power is held by an individual, a group or another company. As a "controlled company," certain of the Nasdaq listing requirements relating to director independence did not apply to us. Beginning in August 2015, we were no longer considered a "controlled company." Due to this change, we appointed an independent director to the Compensation Committee and established a Nominating Committee comprised solely of independent directors in compliance with the Nasdaq listing requirements.

Meetings and Committees of our Board of Directors

During the fiscal year ended December 31, 2015, our Board of Directors held seven meetings. We expect our directors to attend all Board and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of our current directors attended all of the meetings of the Board and meetings of committees of which he was a member in fiscal year 2015. Although we do not have any formal policy regarding director attendance at stockholder meetings, we will attempt to schedule our meetings so that all of our directors can attend. All of our directors attended our 2015 annual meeting of stockholders.

Our Board of Directors has a standing Audit Committee, consisting of Messrs. Cooper and Dalton with one vacancy, a standing Compensation Committee, consisting of Messrs. Cooper, Dalton and Mercer, and a standing Nominating Committee, consisting of Messrs. Dalton, Kass and Mercer.

Board Leadership Structure and Role in Risk Oversight

In connection with the Restructuring, we combined the positions of Board Chairman and Chief Executive Officer in order to help streamline our corporate organization. While our Board of Directors retains the authority to separate the positions of Chairman and Chief Executive Officer if it deems appropriate in the future, the Board believes that combining the role of Chairman and Chief Executive Officer is in the best interests of our company and our stockholders. Having a combined role, places one person in a position to guide the Board in setting priorities for us and in addressing the risks and challenges we face in our operations. In addition, the Board believes that, while independent directors bring a diversity of skills and perspectives to the Board, the Chief Executive Officer, with his extensive knowledge of our businesses and full time focus on our business affairs, makes a more effective Chairman than an independent director, especially given the industry and nature of our business.

Our Board of Directors’ primary function is one of oversight. The Board as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Our Audit Committee discusses with management our major financial risk exposures and the committee reports findings to our Board of Directors in connection with its risk oversight review.

Audit Committee Information

The Audit Committee of our Board of Directors presently consists of Messrs. Cooper and Dalton and has one vacancy. Each of the members of the Audit Committee is independent under the applicable Nasdaq listing standards. The Audit Committee has a written charter, which is available on our website at www.saexploration.com. The purpose of the Audit Committee is to oversee our financial reporting and disclosure process.

The vacancy on our audit committee is a deficiency under the Nasdaq listing rules. We have until the earlier of our next annual meeting of stockholders or July 27, 2017 or, if our next annual meeting is held before January 23, 2017, then no later than January 23, 2017, to regain compliance with the rules. We expect to fill the vacancy within the required amount of time to regain compliance. There can be no assurance, however, that the we will be able to do so.

The Audit Committee’s duties, which are specified in the Audit Committee charter, include, but are not limited to:

•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual report on Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of our independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•
reviewing the activities and organizational structure of our internal audit function and advising on the selection, performance or removal of our internal audit director, if we appoint one, and any outside consultants hired to perform the internal audit function; and

•
in consultation with the independent auditor and the internal audit director (or outside consultants performing such function), reviewing the integrity of our financial reporting processes (both internal and external) and internal control structure (including disclosure controls and procedures and internal control over financial reporting).

During the fiscal year ended December 31, 2015, our Audit Committee held four meetings. Each of our Audit Committee members attended all of the meetings of the Audit Committee in fiscal year 2015.

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors,” as defined for Audit Committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we have certified to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Cooper satisfies Nasdaq’s definition of financial sophistication and qualifies as an “Audit Committee financial expert” as defined under the rules and regulations of the SEC.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our directors, officers, and employees and those of any subsidiaries we may have in the future (including our Principal Executive Officer, our Principal Financial Officer, our Principal Accounting Officer, and persons performing similar functions). We will provide, without charge, upon request, copies of our code of ethics. Requests for copies of our code of ethics should be sent in writing to SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079. Our code of ethics is also available on our website at www.saexploration.com.

Nominating Committee Information

The Nominating Committee of our Board of Directors was established in November 2015 and presently consists of Messrs. Dalton, Kass and Mercer, with Mr. Mercer serving as Chairman. Each of the members of the Nominating Committee is independent under the applicable Nasdaq listing standards. The Nominating Committee has a written charter, which is available on our website at www.saexploration.com. The purpose of the Nominating Committee is to recommend to the Board high quality individuals qualified to serve as our directors and to advise the Board with respect to the composition of the Board and Board committees. The Nominating Committee did not meet during the one month it was in existence during the fiscal year ended December 31, 2015, as the Board of Director elections were not scheduled until mid-2016.

Guidelines for Selecting Director Nominees

Our Nominating Committee considers persons identified by its members, our management, our stockholders and others. Currently, the guidelines considered by the Nominating Committee for selecting nominees are that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations;

•	should have knowledge of us and issues affecting us; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders.
The Nominating Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on our Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating Committee does not distinguish among, and will consider, nominees recommended by stockholders and other persons.

Stockholders who wish to recommend a candidate for election to the Board of Directors in 2017 should send their letters to Brent Whiteley, Chief Financial Officer, General Counsel and Secretary, SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079. Mr. Whiteley will promptly forward all such letters to the members of the Nominating Committee. Stockholder’s letters must be received not less than 60 days nor more than 90 days prior to the meeting at which such election will take place and the letter must contain the information described in our amended and restated bylaws regarding director nominations.

Director Nominees from Supporting Holders

In connection with the Restructuring, the Supporting Holders were given the right to select six of the seven members of our Board of Directors. In addition, each of BlueMountain and Whitebox have the right to select one director to be nominated by the Board for so long as its equity holdings exceed 10% of our total outstanding shares.

Compensation Committee Information

Our Compensation Committee presently consists of Messrs. Cooper, Dalton and Mercer, with Mr. Dalton serving as Chairman. Each of the members of the Compensation Committee is independent under the applicable Nasdaq listing standards. The Compensation Committee has a written charter, which is available on our website at www.saexploration.com. The purpose of the Compensation Committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans.

During the fiscal year ended December 31, 2015, our Compensation Committee held two meetings. Each of our Compensation Committee members attended all of the meetings of the Compensation Committee in fiscal year 2015.

Currently, our only executive compensation plan is the SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan (the "2016 Plan"). Our Board may delegate to a committee of two or more members of the Board who are “outside directors” as defined under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 (the "Code"), and “nonemployee directors” as defined in Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when granting awards to a “covered employee” within the meaning of Section 162(m)(3) of the Code who are then subject to Section 16 of the Exchange Act. Our Board may (a) delegate to a committee of two or more members of the Board who are also “outside directors” the authority to grant awards to eligible persons who are either (i) not then “covered employees” and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (ii) not persons with respect to whom our Board wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not “nonemployee directors” the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may also appoint one or more directors or officers to make grants of awards to employees who are not executive officers under Section 16 of the Exchange Act.

Director Compensation

General

In 2015, each non-employee director received $25,000 annually in cash for Board service, payable quarterly in advance. In addition, each independent director serving on a committee received $50,000 annually in cash for committee service, and the Chairman of our Audit Committee received an additional $20,000 annually in cash, in each case payable quarterly in advance. On December 1, 2015, our Board approved grants of restricted stock under the 2013 Non-Employee Director Share Incentive Plan (the “Non-Employee Director Plan”) to our non-employee directors serving on a committee of our Board. Each non-employee director was granted the number of shares equal to $50,000 divided by the average of the last sale prices of our common stock for five consecutive trading days ending two days before issuance. Messrs. Dalton, Monahan, Rosenfeld and Sgro each received 20,920 shares of our common stock pursuant to those awards, and the shares vested upon issuance.

The following table summarizes the compensation earned by our non-employee directors in 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Gary Dalton	75,000	49,999	—	124,999
Gregory R. Monahan	75,000	49,999	—	124,999
Eric S. Rosenfeld	75,000	49,999	—	124,999
David D. Sgro	95,000	49,999	—	144,999
____________

(1)
Each of Messrs. Monahan, Rosenfeld and Sgro resigned from the Board of Directors, effective as of July 27, 2016. Jeff Hastings, Brian Beatty and Brent Whiteley (Mr. Whiteley resigned from the Board of Directors, effective as of July 27, 2016) are not included in this table because they were our employees during 2015, and received no compensation for their services as members of our Board. The compensation received by Messrs. Hastings, Beatty and Whiteley as employees during 2015 is shown in the section entitled “ Executive Compensation — Summary Compensation Table ” below.

(2)
All of the amounts shown above represent the value as of December 1, 2015, the date of grant, of common stock granted under the Non-Employee Director Plan to our non-employee directors serving on a committee of the Board, as described above, and do not reflect the effect of the Reverse Stock Split.

On August 3, 2016, the Board of Directors approved changes to the compensation of non-employee directors, as described below.

Each independent director serving on a committee of our Board will be entitled to receive $75,000 annually in cash for committee service, the Chairman of the Audit Committee will be entitled to receive an additional $20,000 annually in cash, and the Chairman of the Compensation Committee will be entitled to receive an additional $5,000 annually in cash in each case payable quarterly in advance.

In addition, subject to the approval by our stockholders of the proposed amendment to the Non-Employee Director Plan, each non-employee director will be entitled to be paid annually on December 1 compensation in the form of a grant of a number of shares of our common stock equal to $50,000 divided by the average of the last sale prices of our common stock for three consecutive trading days after the third quarter earnings release date, which will be vested upon issuance. Each director may make an election by the date of our annual meeting of stockholders each year to receive the cash compensation described above in the equivalent value in stock. If so elected, the number of shares granted will be based on the cash compensation amount owed for the quarter divided by the average of the last sale prices for the three consecutive trading days after the earnings release date for each quarter. The directors designated for nomination to our Board of Directors by Whitebox and BlueMountain may make an election by the annual meeting date each year to receive the stock compensation described above in all cash rather than stock.

Non-Employee Director Plan

The Non-Employee Director Plan is administered by the full Board of Directors. The Non-Employee Director Plan provides for discretionary grants of awards of common stock to our independent non-employee directors, as determined by our Board of Directors from time to time. The awards may take the form of unrestricted or restricted shares of our common stock or options to purchase shares of our common stock. We had reserved 400,000 shares of our common stock for issuance under the Non- Employee Director Plan, which adjusted for the Reverse Stock Split is 2,962 shares. As of September 12, 2016, a total of 161,700 shares had been awarded, which adjusted for the Reverse Stock Split is 1,197 shares. Subject to the approval our stockholders, we propose to amend the Non-Employee Director Plan to increase the number of shares reserved for issuance thereunder. See “Proposal 2 – Amendment to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan” beginning on page 23 of this proxy statement for more information regarding the proposed amendment to the Non-Employee Director Plan.

EXECUTIVE COMPENSATION

Our Executive Officers

Our Executive Officers are as follows:

Name	Age	Position
Jeff Hastings	58	Chief Executive Officer, Chairman of the Board and Director
Brian Beatty	53	Chief Operating Officer and Director
Brent Whiteley	50	Chief Financial Officer, General Counsel, and Secretary
Trisha Gerber	45	Chief Accounting Officer
Mike Scott	58	Senior Vice President
Darin Silvernagle	50	Vice President — Marine
Ryan Abney	30	Vice President — Capital Markets and Investor Relations

Biographical information for Jeff Hastings and Brian Beatty can be found in the section entitled “Board of Directors — Members of Our Board” on page 7 of this proxy statement.

Brent Whiteley became our Chief Financial Officer, General Counsel and Secretary upon consummation of the Merger in 2013. Mr. Whiteley served as a director from the consummation of the Merger in 2013 to completion of the Restructuring in mid-2016. He served as Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary of Former SAE beginning in March 2011, but resigned as Chief Operating Officer in November 2011. Previously, Mr. Whiteley served as General Counsel-Western Hemisphere and then in January 2008 became a Senior Vice President of CGG Veritas, operating its North and South American land acquisition business. Mr. Whiteley holds a BBA in finance/real estate from Baylor University, a JD from South Texas College of Law, and an MBA from Rice University — Jesse H. Jones Graduate School of Management.

Trisha Gerber, CPA, joined SAE on June 1, 2014 and was appointed our Chief Accounting Officer on September 29, 2014. From February 2012 to May 2014, Ms. Gerber served as Assistant Controller for Atwood Oceanics, Inc. From July 2006 to September 2011, Ms. Gerber held various roles at INX, Inc., a publicly-held technology company, ultimately serving as Assistant Controller. Prior to INX, Inc., Ms. Gerber held a variety of accounting positions at BMC Software, TXU Communications, and Arthur Andersen. Ms. Gerber is a Certified Public Accountant and holds a BS in Accounting and a MBA from the University of Texas.

Mike Scott became our Senior Vice President upon completion of the Restructuring in mid-2016. Mr. Scott served as our Executive Vice President — Operations from the consummation of the Merger in 2013 until completion of the Restructuring. Prior to the Merger, he was Executive Vice President of Operations of Former SAE, a position he held since joining Former SAE in September 2011. Mr. Scott spent the 20 years prior to joining Former SAE with Veritas (CGGVeritas), ultimately serving in the role of VP North American Operations, with responsibilities for Veritas’ growth through market expansion, strategic positioning and implementation of a comprehensive quality, health, safety and environmental management system.

Darin Silvernagle became our Vice President — Marine upon completion of the Restructuring in mid-2016. Mr. Silvernagle served as Executive Vice President — Marine from March 20, 2014 until completion of the Restructuring. Prior to that Mr. Silvernagle was our Executive Vice President — Technology, a position he held since consummation of the Merger in 2013. Prior to the Merger, Mr. Silvernagle served as Executive Vice President of Technology of Former SAE since joining Former SAE in September 2011. Mr. Silvernagle has over 30 years of experience in the geophysical services industry. Prior to joining SAE, Mr. Silvernagle worked for 17 years with Veritas, Veritas DGC Land and finally CGG Veritas, Mr. Silvernagle held a variety of roles with those companies including Technical Manager of North America, Technical Manager of North and South America and, ultimately, VP of Resources for the Global Land Division. In these roles, Mr. Silvernagle managed all aspects of technical operations in both field and office locations. His assignments included the diverse operating environments of Canada, the Canadian Arctic, the North Slope of Alaska, the U.S. Lower 48, the Middle East and South America. Mr. Silvernagle spent 10 years in the field in supporting roles for all aspects of crew operations.

Ryan Abney joined SAE in September 2013 as our Vice President of Capital Markets and Investor Relations. Mr. Abney oversees and manages various functions related to our capital structure, strategic financial objectives and comprehensive investor outreach initiatives, in addition to other responsibilities. From 2010 to 2013, Mr. Abney was an Investment Banker in Canaccord Genuity's Energy practice, which serves all sectors of the oil and gas industry, with responsibility for the execution of capital markets and advisory transactions, including private and public equity and debt issuances, and various strategic mandates, such as mergers and acquisitions, fairness opinions and restructurings and workouts, with a primary focus on clients in the exploration and production and oilfield services sectors. Mr. Abney holds a Bachelor of Business Administration degree in Finance from the University of St. Thomas in Houston, Texas.

Overview of Executive Compensation

We seek to provide total compensation packages that are competitive in terms of potential value to our executives, and which are tailored to our unique characteristics and needs within our industry in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. We intend to be competitive with other similarly situated companies in our industry.

The compensation decisions regarding our executives are based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

Our executives’ compensation has three primary components — salary, cash incentive bonus and stock-based awards. We view the three components of executive compensation as related but distinct. Although our compensation committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely. The Compensation Committee is in the process of developing policies for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, and among different forms of compensation.

In addition to the guidance provided by our Compensation Committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Our Compensation Committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

On July 26, 2016, in connection with the Restructuring, we effected the 135-to-1 Reverse Stock Split. Any references to numbers of shares issued or reserved prior to the reverse stock split in this section entitled “Executive Compensation” are presented on a post-split basis, giving effect to the Reverse Stock Split, as if the shares had been issued or reserved after July 26, 2016.

Summary Compensation Table

The following table provides summary information concerning the compensation of our Principal Executive Officer and the two other most-highly compensated executive officers (“Named Executive Officers”) for the years ended December 31, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan ($)		All Other Compensation ($)		Total ($)
Jeff Hastings Executive Chairman	2015	591,948	—	(1)	—	(1)	733,880	(4)	57,711	(10)	1,383,539
	2014	563,760	128,177	(2)	115,011	(3)	845,641	(5)	62,761	(10)	1,715,350
Brian Beatty President and CEO	2015	591,948	—	(1)	—	(1)	733,880	(6)	47,510	(11)	1,373,338
	2014	563,760	128,177	(2)	115,011	(3)	845,641	(7)	50,234	(12)	1,702,823
Brent Whiteley CFO, General Counsel and Secretary	2015	399,475	—	(1)	—	(1)	385,700	(8)	49,606	(13)	834,781
	2014	380,452	64,875	(2)	58,211	(3)	445,584	(9)	65,697	(14)	1,014,819
____________

(1)	There were no restricted stock or stock option awards for 2015 performance.

(2)
Reflects the grant date fair value of restricted stock unit awards for each named executive officer computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.

(3)
Reflects the grant date fair value of incentive stock option awards for each named executive officer computed in accordance with FASB ASC Topic 718. For 2014, the assumptions underlying the valuation of the stock options under the Black-Scholes options pricing model are as follows: expected life of 5.5 years; volatility of 52.3%; a risk-free interest rate of 1.8%; and no dividend yield.

(4)	Mr. Hastings earned $733,880 under the 2013 Long-Term Incentive Plan for 2015 performance, which will be paid at a future date after sufficient improvement occurs in our liquidity.

(5)	Mr. Hastings earned $845,641 under the 2013 Long-Term Incentive Plan, of which $295,846 for 2014 performance was paid in July 2014 and $549,795 for 2014 performance was paid in April 2015.

(6)	Mr. Beatty earned $733,880 under the 2013 Long-Term Incentive Plan for 2015 performance, which will be paid at a future date after sufficient improvement occurs in our liquidity.

(7)	Mr. Beatty earned $845,641 under the 2013 Long-Term Incentive Plan, of which $295,846 for 2014 performance was paid in July 2014 and $549,795 for 2014 performance was paid in April 2015.

(8)	Mr. Whiteley earned $385,700 under the 2013 Long-Term Incentive Plan for 2015 performance, which will be paid at a future date after sufficient improvement occurs in our liquidity.

(9)	Mr. Whiteley earned $445,584 under the 2013 Long-Term Incentive Plan, of which $140,664 for 2014 performance was paid in July 2014 and $304,920 for 2014 performance was paid in April 2015.

(10)	Represents Mr. Hastings’ $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies.

(11)
Represents Mr. Beatty’s $2,750/month automobile allowance, a Canadian retirement registered savings plan company match of $9,724, and the payment of the premiums on his health and life insurance policies.

(12)
Represents Mr. Beatty’s $2,750/month automobile allowance, a Canadian retirement registered savings plan company match of $11,063, and the payment of the premiums on his health and life insurance policies.

(13)	Represents Mr. Whiteley’s $1,750/month automobile allowance, a 401(k) plan company match of $3,895, and the payment of the premiums on his health and life insurance policies.

(14)	Represents Mr. Whiteley’s $1,750/month automobile allowance, a 401(k) plan company match of $10,400, and the payment of the premiums on his health and life insurance policies.

Employment Agreements

Initial Employment Agreements

Effective June 24, 2013, we entered into employment agreements with each of our Named Executive Officers, with the following titles under the 2013 agreements: Jeff Hastings, Executive Chairman; Brian Beatty, President and Chief Executive Officer; and Brent Whiteley, Chief Financial Officer, General Counsel, and Secretary (collectively, the “Initial Employment Agreements”). On August 3, 2016, the Initial Employment Agreements were amended and restated as described below under "— Amended and Restated Employment Agreements." Each Initial Employment Agreement was for a term of three (3) years, subject to earlier termination in certain circumstances, with an automatic renewal for one (1) year terms unless notice to terminate is provided at least 90 days prior to the expiration of such term.

The Initial Employment Agreements provided for initial base salaries as follows: Jeff Hastings ($489,000); Brian Beatty ($489,000); and Brent Whiteley ($330,000). The executives were guaranteed a five percent annual salary increase and as much as a 15% salary increase if certain criteria are met. On August 13, 2013, in accordance with the Initial Employment Agreements, our Compensation Committee confirmed that the criteria set forth in the Initial Employment Agreements had been met and determined to increase the base salaries of Messrs. Hastings, Beatty and Whiteley by 10%. The Initial Employment Agreements provided for participation in our 2013 Long-Term Incentive Plan (the "2013 Plan") with an annual cash performance bonus of at least 50% and as much as 150%, for Messrs. Hastings and Beatty, and at least 40% and as much as 120%, for Mr. Whiteley, of twelve times such executive’s highest paid monthly base salary within the calendar year. In addition, the executives each received a monthly automobile allowance.

The Initial Employment Agreements provided that, in the event of a termination of an executive’s employment by us without cause (as defined in the Initial Employment Agreements) or termination by executive for good reason (as defined in the Initial Employment Agreements) or if, within six months of a change of control (as defined in the Initial Employment Agreements), the executive resigned or we did not renew his employment agreement upon its expiration, upon the execution of a full and final release in favor of us, we would pay him the following no later than 52 days after his termination (or, if in connection with a change of control, no later than six months after his termination): (i) all accrued but unpaid base salary and vacation; (ii) a prorated portion of any bonus for the year the executive was terminated; (iii) a payment equal to the previous two years’ bonuses; (iv) a severance amount equal to 24 months of base salary; and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months. Additionally, upon the above listed termination events there would be immediate vesting of all restricted stock awards under certain equity incentive plans that had not already vested.

The Initial Employment Agreements restricted our executives from disclosing confidential information we use to compete in the marketplace for any purpose other than to advance our interests. At our option, in our sole discretion, upon payment to an executive of an amount equal to twelve months of his base salary plus 100% of his possible bonus, for one year following his termination, the executive may not directly or indirectly solicit or accept business from any of our customers (as defined in the Initial Employment Agreement), or solicit or induce any employee to leave us.

Amended and Restated Employment Agreements

On August 3, 2016, we entered into amended and restated employment agreements with Jeff Hastings, who was appointed Chief Executive Officer and Chairman of the Board of Directors; Brian Beatty, who was appointed Chief Operating Officer; and Brent Whiteley who will continue to serve as Chief Financial Officer, General Counsel and Secretary (collectively, the “Amended and Restated Employment Agreements”). Each Amended and Restated Employment Agreement will be for a term of three (3) years, subject to earlier termination in certain circumstances, with subsequent automatic annual renewals for one (1) year terms unless notice to terminate is provided at least 90 days prior to the expiration of any such term.

The Amended and Restated Employment Agreements provide for initial base salaries as follows: Mr. Hastings ($664,198), Mr. Beatty ($664,198), and Mr. Whiteley ($448,231). Commencing with our 2017 fiscal year, each executive’s base salary may be increased annually (but not decreased without such executive’s written consent) in the discretion of the Board of Directors. The Amended and Restated Employment Agreements provide for participation in our management incentive programs or arrangements, including (i) an annual cash performance bonus, of which up to 50% may be paid in shares of our common stock at the option of the Compensation Committee, of (1) at least 50% and as much as 150% (with a guaranteed 50%) for Messrs. Hastings and Beatty; and (2) at least 40% and as much as 120% (with a guaranteed 40%) for Mr. Whiteley, in each case, if certain executive goals are achieved, applied to twelve (12) times such executive’s highest paid monthly base salary within the applicable calendar year, and (ii) equity compensation to be granted in connection with the adoption of the 2016 Plan, including proposed grants on September 26, 2016 (the “MIP Awards”) of stock units entitling the recipient to receive shares of our common stock upon vesting (88,252 shares for Mr. Hastings, 88,252 shares for Mr. Beatty, and 70,082 shares for Mr. Whiteley), and stock options (88,252 for Mr. Hastings, 88,252 for Mr. Beatty, and 70,082 for Mr. Whiteley) at exercise prices determined based on volume-weighted average prices (as described under the Amended and Restated Employment Agreements, the 2016 Plan and the award agreements for such stock units and options) and during the periods specified therein.

The Amended and Restated Employment Agreements provide that, in the event of a termination of an executive’s employment by us without cause (as defined in the Amended and Restated Employment Agreements) or by the executive for good reason (as defined in the Amended and Restated Employment Agreements) or, within six (6) months of a change of control (as defined in the Amended and Restated Employment Agreements), should we not renew or replace the Amended and Restated Employment Agreement with an agreement containing substantially the same or better terms, if the executive elects to terminate his employment with us, upon execution of a full and final release in favor of us, we will pay the executive no later than 52 days after his termination (or, if in connection with a change of control, no later than six (6) months after his termination): (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year such executive was terminated, (iii) a payment equal to the previous two (2) years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months, and, in addition, (x) all of such executive’s unvested equity awards under the 2016 Plan and any of our other incentive plans will become immediately vested, and (y) all of such executive’s unvested equity awards under the 2016 Plan and any of our other incentive plans also will become immediately vested in the event of termination of an executive’s employment due to his death or permanent disability (as defined in the Amended and Restated Employment Agreements).

The Amended and Restated Employment Agreements provide that, in the event of a termination of an executive’s employment by us other than for cause (as defined in the Amended and Restated Employment Agreements) or due to his death or disability, all unvested portions of the executive’s MIP Awards shall become fully vested upon such termination. Notwithstanding any provisions in the Amended and Restated Employment Agreements, the 2016 Plan or any award agreement evidencing the MIP Awards, if the executive terminates his employment for any reason other than good reason prior to the first anniversary of the Restructuring, any MIP Awards (whether vested or unvested) will be automatically forfeited, and the executive will be required to return and/or repay any shares or cash proceeds received in respect of such MIP Awards.

Under the Amended and Restated Employment Agreement for each of the executives, as well as under the Initial Employment Agreements, each such executive waived the termination by a change of control provision, and the corresponding provisions of his prior employment agreement, and any right to claim any such compensation and benefits in connection with the Restructuring.

The Amended and Restated Employment Agreements, as more fully provided in nondisclosure agreements between each executive and us, restrict the executives from using or disclosing confidential information for any purposes other than advancing our interests. Under the Amended and Restated Employment Agreements, during their terms and for one (1) year following termination thereof, the executives will not directly or indirectly solicit or accept business from any of our customers (as defined in the Amended and Restated Employment Agreements), or solicit or induce any employee to leave us. At our option, in our sole discretion, on the date of termination of an executive’s employment, we may elect, upon payment to such executive of an amount equal to twelve (12) months of his base salary plus a certain percentage of his possible bonus (100% in the case of Messrs. Hastings and Beatty; 75% in the case of Mr. Whiteley) to extend for one (1) additional year following his termination with us the requirements that the executive will not directly or indirectly solicit or accept business from any of our customers (as defined in the Amended and Restated Employment Agreements), or solicit or induce any employee to leave us.

Other Employment Benefits

Our executives also participate in our other benefit plans on the same terms as our other employees. These plans include medical, dental and life insurance and retirement savings plans. Included in such plans are a 401(k) Plan we offer to all eligible employees of our U.S. operations. Through May 31, 2015, we matched each employee’s contributions up to a maximum of four percent of the employee’s base salary. Beginning June 1, 2015, our matching contribution was suspended indefinitely due to continuing weakened demand in the oil and natural gas industry.

Stock Awards

2013 Long-Term Incentive Plan

In connection with our previous Merger with Trio Merger Corp., our stockholders approved our 2013 Plan, which has subsequently been terminated, in connection with the Restructuring. The 2013 Plan reserved up to 5,870 shares of our common stock for issuance in accordance with the 2013 Plan’s terms, including a maximum of up to 2,935 shares that were reserved for issuance pursuant to awards of restricted stock. The purpose of the 2013 Plan was to provide our employees who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in us. Our employees and employees of our subsidiaries were eligible to participate in the 2013 Plan. The 2013 Plan provided for the award of stock options, stock appreciation rights, restricted stock, stock units and performance cash awards.

Performance cash awards under the 2013 Plan were determined primarily on the achievement of financial and operational performance metrics. In July 2014, we issued long-term financing in the form of our 10.000% senior secured notes due in July 2019. As a result of this achievement, Messrs. Hastings, Beatty and Whiteley were awarded an interim 2014 performance payment equal to approximately 50% of annual base salary compensation. The 2014 annual performance payment based on achievement of financial and operational performance metrics was awarded to Messrs. Hastings, Beatty and Whiteley in March 2015. The 2015 annual performance payment based on achievement of financial and operational performance metrics was awarded to Messrs. Hastings, Beatty and Whiteley in March 2016.

The Compensation Committee determined that the maximum potential share-based compensation awards under the 2013 Plan would be based 45% on financial performance and 55% on an unconditional grant. Messrs. Hastings and Beatty were eligible to earn restricted stock and stock option awards of up to 100% of base salary compensation and Mr. Whiteley was eligible to earn restricted stock and stock option awards of up to 75% of base salary compensation.

On June 18, 2015, our Board of Directors, upon the recommendation of the Compensation Committee, made restricted stock unit and incentive stock option grants under the 2013 Plan to our executive officers as part of across-the-board awards to employees based on our 2014 performance and the respective employee’s compensation plan. Since the 2014 financial performance objectives were not achieved, only the unconditional grant was awarded. The unconditional grant was allocated equally to restricted stock units and incentive stock options based upon our common stock closing price on January 2, 2015 of $4.12 and incentive stock options valued using the Black-Scholes options pricing model. The January 2, 2015 closing stock price represented the timing of initial discussions by the Compensation Committee of potential 2013 Plan awards. The grants were effective June 29, 2015 and vested one-third on the date which is 90 days after the issuance and one-third each on the first and second anniversaries of the grant. The incentive stock options were granted with an exercise price of $4.12 and expire upon the earlier of termination of employment or ten years after the grant date.

In connection with the Restructuring, the 2013 Plan was terminated and all outstanding awards thereunder were immediately vested and converted into shares of our common stock.

2016 Long-Term Incentive Plan

In connection with the Restructuring, our stockholders approved the 2016 Plan. The 2016 Plan reserves up to 1,038,258 shares of our common stock for issuance in accordance with the 2016 Plan’s terms, including a maximum of up to 519,129 shares that were reserved for issuance pursuant to awards of restricted stock or stock units. The purpose of the 2016 Plan is to encourage our employees to focus on our long-range objectives, to help us attract and retain employees with exceptional qualifications and to further align our employees' interests with those of our other stockholders. Our employees and employees of our subsidiaries are eligible to participate in the 2016 Plan. The 2016 Plan provides for the award of stock options, stock appreciation rights, restricted stock, stock units and performance cash awards.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the holdings of stock options and restricted stock units by our named executive officers at December 31, 2015:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Jeff Hastings	190	381	$556.20	6/29/2025	186	$50,973
Brian Beatty	190	381	$556.20	6/29/2025	186	$50,973
Brent Whiteley	96	193	$556.20	6/29/2025	94	$25,761
____________

(1)	All amounts have been adjusted to take into account the effect of the Reverse Stock Split.

(2)
In connection with the Restructuring, the 2013 Plan was terminated and all outstanding awards thereunder were immediately vested and converted into shares of our common stock. Messrs. Hastings, Beatty and Whiteley received 120, 120 and 60 shares, respectively, after giving effect to the Reverse Stock Split.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under equity compensation plans at December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in the First Column)(1)
Equity compensation plans approved by security holders	3,400	$292.95	3,430
Equity compensation plans not approved by security holders	—	—	—
Total	3,400	$292.95	3,430

(1)	All amounts have been adjusted to take into account the effect of the Reverse Stock Split.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of September 12, 2016, regarding the beneficial ownership of our common stock by:

•	each person known to be the beneficial owner of more than five percent of our outstanding shares of common stock;

•	each of our Directors and our Named Executive Officers; and

•	all current Executive Officers and Directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Beneficial Ownership as of September 12, 2016 (2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Executive Officers:
Jeff Hastings(3)	168,019	(4)	1.8%
Brian Beatty(3)	9,062	(5)	*
Brent Whiteley	2,227		*
Mike Scott(3)	382		*
Darin Silvernagle(3)	289		*
Ryan Abney	61		*
Trish Gerber	29		*
L. Melvin Cooper(6)	—		—
Michael Kass(7)	—		—
Jacob Mercer(8)	—		—
Gary Dalton	299		*
All directors and executive officers as a group (11 persons)	180,368		1.9%
Five Percent Holders:
Whitebox Advisors LLC (9)	2,609,039		27.9%
BlueMountain Capital Management, LLC(10)	2,409,106		25.8%
FMR LLC(11)	788,877		8.4%
____________

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079.

(2)
The percentage of beneficial ownership is calculated based on 9,343,513 shares of common stock deemed outstanding as of September 12, 2016. Such amounts do not take into account the shares that may be issued in the future under our 2016 Plan, including the MIP Awards, which will be issued on September 26, 2016, but remain subject to vesting conditions, or under the Non-Employee Director Plan.

(3)	The business address of this individual is 3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4.

(4)
Includes (i) 830 shares held directly by Jeff Hastings and (ii) 24,221 shares held directly by CLCH, LLC ("CLCH"), (iii) 142,968 shares held indirectly through Speculative Seismic Investments, LLC ("SSI"). CLCH and SSI are both controlled by Mr. Hastings. The business address for CLCH is 4721 Golden Spring Circle, Anchorage, Alaska 99507. The business address for SSI is 11 Crestwood Dr., Houston, TX 77007.

(5)
Includes (i) 197 shares directly owned by Mr. Beatty and (ii) 8,865 shares directly owned by Seismic Holdings. Seismic Holdings is controlled by Mr. Beatty, who is our Chief Operating Officer and a director, and his wife, Sheri L. Beatty. The business address for Seismic Holdings is 59 Westpoint Court SW, Calgary, AB, T3H 4M7.

(6)	The business address of the reporting person is 603 Shiloh Rd., Bastrop, TX 78602.

(7)	The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017.

(8)	The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.

(9)
The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416. The foregoing information was derived from a Schedule 13D/A filed on August 8, 2016, in which the reporting person identifies itself as having shared voting and dispositive power over 2,609,039 shares of our common stock. The Schedule 13D/A further indicated that Whitebox General Partner LLC has shared voting and dispositive power over 2,609,039 shares of common stock, Whitebox Multi-Strategy Partners, LP has shared voting and dispositive power over 1,582,394 shares of common stock, Whitebox Credit Partners, LP has shared voting and dispositive power over 510,492 shares of common stock, and WBox 2015-7 Ltd. has shared voting and dispositive power over 1,026,461 shares of common stock.

(10)
The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017. The foregoing information was derived from a Schedule 13D filed on August 8, 2016, in which the reporting person identifies itself as having shared voting and dispositive power over 2,409,106 shares of common stock. The Schedule 13D further indicated that BlueMountain GP Holdings, LLC has shared voting and dispositive power over 1,976,336 shares of common stock, Blue Mountain CA Master Fund GP, Ltd. and Blue Mountain Credit Alternatives Master Fund L.P. have shared voting and dispositive power over 1,674,107 shares of common stock, BlueMountain Long/Short Credit GP, LLC and BlueMountain Guadalupe Peak Fund L.P. have shared voting and dispositive power over 80,647 shares of common stock, BlueMountain Kicking Horse Fund GP, LLC and BlueMountain Kicking Horse Fund L.P. have shared voting and dispositive power over 61,411 shares of common stock, BlueMountain Timberline Ltd. has shared voting and dispositive power over 59,405 shares of common stock, BlueMountain Summit Opportunities GP II, LLC and BlueMountain Summit Trading L.P. have shared voting and dispositive power over 160,171 shares of common stock, and BlueMountain Montenvers GP S.a.r.l. and BlueMountain Montenvers Master Fund SCA SICAV-SIF have shared voting and dispositive power over 373,365 shares of common stock.

(11)	The business address of the reporting person is 245 Summer Street, Boston, MA 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons owning more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC. Based on our review of the copies of such reports furnished to us, or representations from certain reporting persons that no other reports were required, we believe that all applicable filing requirements were complied with during the fiscal year ended December 31, 2015, except each of Jeff Hastings, Brian Beatty, Brent Whiteley, Trisha Gerber, Mike Scott and Darin Silvernagle filed one late report on Form 4 relating to one transaction.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by our Board of Directors or the Audit Committee. Related-party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries are a participant, and (iii) any (a) executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of shares of our common stock, or (c) immediate family member of any of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms we believe to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our Audit Committee, which is comprised of disinterested “independent” directors, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions

We summarize below certain related person transactions.

Jeff Hastings, Chief Executive Officer and Chairman of the Board, owns and controls Speculative Seismic Investments, LLC (“SSI”), which holds approximately $1.3 million principal amount of our 10.000% senior secured second lien notes due 2019 and 142,968 shares of our common stock. SSI is a lender under the Term Loan and Security Agreement, dated as of June 29, 2016, among us, as borrower, the guarantors named therein, as guarantors, the lenders from time to time party thereto, as lenders and Delaware Trust Company, as collateral agent and administrative agent, and exchanged approximately $2.4 million principal amount of our 10.000% senior secured notes due 2019 in our recently consummated exchange offer and consent solicitation relating to our 10.000% senior secured notes due 2019. Mr. Hastings also controls CLCH, LLC (“CLCH”), which holds 24,221 shares of our common stock. Pursuant to a registration rights agreement dated June 24, 2013, CLCH has one right to demand registration of its shares of our common stock that it acquired in the Merger, as well as piggy-back rights on any offering of our common stock or securities exercisable or exchangeable for our common stock. CLCH has exercised its piggy-back registration rights, and all 24,221 of its shares were registered for resale pursuant to a registration statement on Form S-3, Registration No. 333-213386, that became effective mid-September 2016. We will bear the expenses incurred in connection with any registration statement filed as a result of the exercise of any demand registration rights.

In connection with the Merger, the outstanding Series A Convertible Preferred Stock of Former SAE (the “Preferred Shares”) owned by CLCH, was redeemed for $5,000,000. Dividends on the Preferred Shares of $1,072,000 were paid to CLCH during the year ended December 31, 2014.

In connection with the Merger, we issued a promissory note in the principal amount of $17,500,000 to CLCH, as a representative of the Former SAE stockholders, as Merger consideration to the Former SAE stockholders. The promissory note was repaid with interest on July 2, 2014, at which time principal and interest in the approximate amounts of $9,873,000; $3,581,000; $853,000; $127,000 and $93,000 were received by CLCH, Seismic, Mr. Whiteley, Mr. Scott, and Mr. Silvernagle, respectively.

Prior to the Merger, our former directors Mr. Rosenfeld and Mr. Sgro, held convertible promissory notes for working capital advanced to us in the amounts of $300,000 and $200,000 respectively. On January 8, 2014, Messrs. Rosenfeld and Sgro elected to convert the full principal balance of the notes into warrants to purchase an aggregate of 1,000,000 shares of our common stock, and tendered such warrants in a cashless exchange for an aggregate of 100,000 shares of our common stock as part of a warrant exchange we completed in February 2014.

PROPOSAL 2 –AMENDMENT TO THE SAEXPLORATION HOLDINGS, INC.
2013 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

On August 13, 2013, our Board of Directors approved, effective upon stockholder approval, which was obtained by written consent effective November 1, 2013, the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan (the “Non-Employee Director Plan”). The Non-Employee Director Plan is intended to provide incentives to attract, retain and motivate highly competent persons as our non-employee directors and to assist in further aligning the interests of our non-employee directors with those of our other stockholders by providing the non-employee directors with opportunities to acquire shares of our common stock.

Effective August 3, 2016, our Board of Directors approved, subject to approval of our stockholders, an amendment to the Non-Employee Director Plan to increase the number of shares available for issuance under the plan from 2,962 shares (400,000 shares prior to the Reverse Stock Split), to 400,000.

If the amendment is not approved by our stockholders at the annual meeting, awards will continue to be granted under the Non-Employee Director Plan as currently in effect.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Non-Employee Director Plan.

Summary of the Non-Employee Director Plan, as Amended

The following summary describes the material features of the Non-Employee Director Plan, including the proposed amendment. This summary is not intended to be complete, and therefore, is qualified in its entirety by the full text of the Non-Employee Director Plan, a copy of which, as it is proposed to be amended, is attached to this Proxy Statement as Annex A.

Eligibility for Participation

Each member of our Board of Directors who is not an employee of our company or any of our subsidiaries, referred to as a “non-employee director,” is eligible to receive awards under the Non-Employee Director Plan. We currently have four non-employee directors, who are Messrs. Cooper, Dalton, Kass and Mercer.

Shares Available

The maximum number of shares of common stock that may be issued pursuant to awards granted under the Non-Employee Director Plan, which may be authorized and unissued shares or treasury shares, is currently 2,962 shares of common stock after giving effect to the Reverse Stock Split, and 1,765 shares currently remain available for issuance under the plan. If the proposed amendment is approved by our stockholders at the annual meeting, the maximum number of shares that may be issued under the Non-Employee Director Plan will increase to 400,000, which means that after taking into account prior awards, 398,803 shares will remain available for issuance under the plan.

Any shares that are the subject of restricted stock awards or stock options granted under the Non-Employee Director Plan, whether or not such awards are forfeited, cancelled, or expire, will be considered delivered for the purposes of determining the maximum number of shares of common stock available under the Non-Employee Director Plan. If any stock option is exercised by tendering shares of common stock to us as full or partial payment in connection with the exercise of a stock option under the Non-Employee Director Plan, the number of shares issued and the number of shares tendered will be deemed delivered for purposes of determining the maximum number of share of common stock available for delivery under the Non-Employee Director Plan.

Administration

The Non-Employee Director Plan will be administered by our Board of Directors or a committee of the Board consisting of at least two non-employee members. References to our Board of Directors in this summary include references to any such committee. Our Board of Directors may establish such rules and regulations as it deems necessary for the proper administration of the Non-Employee Director Plan. Our Board of Directors has the authority to make all decisions and determinations relating to the operation of the Non-Employee Director Plan, including the authority and discretion to:

•	select the individuals to receive awards;

•	determine the time or times when awards will be granted and will vest;

•	establish the terms and conditions upon which awards may be exercised or settled; and

•	determine the conditions under which unvested awards may be accelerated or forfeited.

Award Agreements

The terms and conditions of each award made under the Non-Employee Director Plan will be outlined in a written award agreement between the non-employee director and us.

Types of Awards

The Non-Employee Director Plan provides for grants of restricted stock awards and stock options.

Restricted Stock

Our Board of Directors may grant restricted shares of common stock to our non-employee directors in such amounts, and subject to such terms and conditions as our Board of Directors determines in its discretion. Awards of restricted shares of common stock may be made in exchange for services or other lawful consideration and may or may not be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. Any conditions to vesting and performance criteria may be waived in the event of a change in control of us, or the holder’s death or disability. Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by our Board of Directors, any recipient of an award of restricted stock will have all the rights of a stockholder of ours, including the right to vote the shares and receive any dividends paid with respect to those shares. Except as otherwise provided in the applicable award agreement, if an award of restricted stock is subject to any conditions or restrictions, any dividends or other distributions paid with respect to such stock will be subject to the same conditions and restrictions, including forfeiture conditions.

Stock Options

Our Board of Directors may from time to time award stock options to our non-employee directors. Stock options give the holder the right to purchase shares of our common stock within a specified time at a specified price. As specified in the applicable award agreement, awards of stock options may be subject to vesting conditions, may provide for accelerated exercisability in the event of the optionee’s death or disability, or upon other events. Each stock option shall terminate if not exercised within ten years from the date of grant, unless earlier terminated or otherwise provided in the applicable award agreement. Prior to the issuance of shares of our common stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

The exercise price per share of each stock option granted will equal the fair market value of a share on the date of grant. The exercise price may be paid in cash or, in the discretion of our Board of Directors, by the delivery of shares of common stock then owned by the non-employee director, by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods. Our Board of Directors may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Non-Employee Director Plan. In determining which methods a non-employee director may utilize to pay the exercise price, our Board of Directors may consider such factors as it determines are appropriate.

If a non-employee director ceases to serve as our director or ceases to serve as a member of a committee of our Board (except in the case of accelerated vesting of stock options upon a non-employee director’s death or disability or a Change in Control), unless otherwise provided in the applicable award agreement, any outstanding unvested stock option previously granted under the Non-Employee Director Plan will terminate and become null and void. Any outstanding vested stock options that have not been exercised may, subject to certain exceptions, be exercised:

•
within three months after the date of termination of service as a director in the case of termination by reason of our failure to nominate such director for re-election, or failure of such director to be re-elected by stockholders after our nomination; or

•	within one year in the case of termination of service as a director by reason of death or disability.

Unless otherwise provided in the applicable award agreement, stock options held by a non-employee director that have a remaining term of less than one year on the date of the non-employee director’s death will automatically be extended to the first anniversary of the date of death; however, the term of any option cannot exceed 10 years from the date of its grant.

Adjustments and Change in Control

The Non-Employee Director Plan contains provisions for equitable adjustment of stock options and stock awards (including any unvested stock award) in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in our capital structure or distribution (other than normal cash dividends) to our stockholders. In addition, under any such circumstances our Board of Directors has the authority to adjust, in an equitable manner, the number and kind of shares of common stock that may be issued under the Non-Employee Director Plan, the number and kind of stock options and restricted stock awards that may be granted under the Non-Employee Director Plan, and the exercise price applicable to any outstanding stock options. Pursuant to this provision, as a result of the Reverse Stock Split, all shares issued or reserved for issuance under the Non-Employee Director Plan were adjusted on a 135-for-1 basis with fractional shares cashed out based on the closing price of our common stock on the effective date of the Reverse Stock Split.

If there is a Change in Control (as defined in the Non-Employee Director Plan), all outstanding restricted stock awards (including all unvested stock awards) will immediately vest and all outstanding stock options will immediately become exercisable. In the event of a Change in Control, our Board of Directors, in its discretion, may terminate each outstanding stock option, and each option holder will have the right to receive the excess of the fair market value of shares of common stock subject to his or her stock options over its exercise price, payable in cash or other property as determined by our Board.

Nontransferability

Shares of restricted stock awarded under the Non-Employee Director Plan will generally be non-transferrable during any restriction period. The Non-Employee Director Plan provides that stock options may be transferred generally only by the will of the non-employee director or under applicable inheritance laws. At the discretion of our Board of Directors, a stock option may be transferred solely to the non-employee director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the stock option.

Other Provisions

Any award granted under the Non-Employee Director Plan also may be subject to such other provisions as our Board of Directors determines appropriate.

Amendments

Our Board of Directors may amend the Non-Employee Director Plan from time to time or suspend or terminate the Non-Employee Director Plan at any time. No amendment will have a material adverse effect on an outstanding restricted stock award or stock option without the consent of the holder, and no amendment of the Non-Employee Director Plan may be effected without approval of our stockholders if required by applicable law or by any listing agreement to which we are a party with a national securities exchange or other market system.

Duration

The Non-Employee Director Plan became effective as of the effective date of stockholder approval thereof, on November 1, 2013. The proposed amendment to the Non-Employee Director Plan will become effective upon the approval of the stockholders at the annual meeting, if such approval is obtained. The Non-Employee Director Plan will continue in effect until no further awards may be granted thereunder.

Federal Income Tax Consequences

The statements in the following paragraphs of the principal U.S. federal income tax consequences of awards under the Non-Employee Director Plan are based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. The law is technical and complex, and the discussion below represents only a general summary. The following is not considered as tax advice to any persons who may be participants in the Non-Employee Director Plan and any such persons are advised to consult their own tax counsel.

Restricted Stock Awards

Non-employee directors generally will recognize ordinary income for stock awards at the time the shares of common stock that are the subject of the award vest, in an amount equal to the shares’ fair market value at such time. If the non-employee director makes a written election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and files such election with the Internal Revenue Service within 30 days after the date of the grant of the restricted stock (a “Section 83(b) Election”), however, he or she will recognize ordinary income as of the date of the award, in an amount equal to the fair market value of the shares of common stock as of that date. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the director, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the “golden parachute” limitations of Section 280G of the Code do not apply.

Stock Options

Stock options granted under the Non-Employee Director Plan will be options that do not qualify as “incentive stock options” under Section 422(b) of the Code. A non-employee director who receives a stock option will not recognize any taxable income upon grant. The non-employee director generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (the “Deferral Period”). Absent a Section 83(b) Election, recognition of income by the non-employee director will be deferred until the expiration of the Deferral Period, if any. A non-employee director’s tax basis in the shares of common stock received upon exercise of a stock option will be equal to the amount of cash paid on exercise, plus the amount of ordinary income recognized by such non-employee director as a result of the exercise of the stock option. The holding period for the shares of common stock received would begin on the date of exercise of the option or, if the shares are subject to a Deferral Period, on the date as of which the Deferral Period has ended.

We generally will be allowed a federal income tax deduction in an amount equal to the ordinary income included by the non-employee director for his or her stock option, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply. If a non-employee director exercises a stock option by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an incentive stock option that are delivered prior to the expiration of the holding periods specified in Section 422(a) of the Code, the non-employee director will not recognize gain or loss for the exchange of such shares, even if their then fair market value is different from the non-employee director’s tax basis. The non-employee director, however, will be taxed as described above for the exercise of the stock option as if he or she had paid the exercise price in cash, and we will generally be entitled to an equivalent tax deduction.

Our Board of Directors may permit a non-employee director to transfer a stock option to a member or members of the non-employee director’s immediate family (or to a trust for the benefit of such persons) or other entity owned by such persons, under certain limited circumstances. The transfer of the stock option will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the stock option while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the stock option. If the transferee exercises the stock option after the death of the transferor, the transferor’s estate or the transferee will recognize ordinary income for federal income tax purposes.

Regulation

The Non-Employee Director Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA.

Interests of Our Directors and Officers

Each of our non-employee directors has a substantial direct interest in the approval of the Non-Employee Director Plan. See “Board of Directors – Director Compensation” beginning on page 11 of this proxy statement for a summary of our compensation policy for our non-employee directors as of the date of this proxy statement.

None of our executive officers or other employees has any direct or indirect interest in the approval of the Non-Employee Director Plan, as no such executive officer or other employee is eligible for awards under the plan.

The following table sets forth the number of shares subject to awards that would have been granted under the Non-Employee Director Plan, as proposed to be amended, to our non-executive directors as a group during fiscal year 2015 assuming our current non-employee director compensation policy had been in effect during 2015.

Name and Position	Dollar Value ($)	Number of Shares Subject to Awards
Non-Executive Director Group	$200,000(1)	600(1)(2)

(1)
If all four of our non-employee directors elected to have their cash compensation paid in stock, an additional 778 total shares having an aggregate dollar value of $325,000 would have been issued under the Non-Employee Director Plan, after giving effect to the Reverse Stock Split.

(2)
The number of shares was based on the average of the last sale prices for the three consecutive trading days after the earnings release date for each quarter. The amount shown was determined as of the end of our last fiscal year as if the Non-Employee Director Plan, as amended, and our current non-employee director compensation policy had been in effect during such year, and after giving effect to the Reverse Stock Split.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation, required by Section 14A of the Exchange Act and referred to as the "say-on-pay" vote, gives stockholders the opportunity to express their views on our named executive officers' compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Stockholders may vote for or against the approval of our executive compensation, or they may abstain from voting on this proposal. We will hold the say-on-pay vote every three years until the occurrence of the next advisory vote on the frequency of say on pay votes, which is required to occur no later than our 2019 Annual Meeting of Stockholders.

As described in detail in the Executive Compensation section beginning on page 13, the primary objectives in designing our executive compensation program are to attract, retain and motivate the talent needed to lead and grow our company, reward successful performance and more closely align executives' interests with those of our company and our stockholders. The ultimate objective of our compensation program is to improve the intrinsic value of our company and long-term stockholder value.

We encourage you to review the compensation tables and the narrative disclosures on compensation in this proxy statement. In addition, we encourage you to read the section above entitled "Overview of Executive Compensation," which discusses how our executive compensation program implements our compensation philosophy. The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.

We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC's compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following non-binding resolution at the annual meeting:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

Adoption of the say-on-pay proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote thereon. While your vote on this proposal is advisory and will not be binding on us, the Board of Directors or the Compensation Committee, we value the opinion of our stockholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

Our Board of Directors unanimously recommends that you vote FOR the resolution, on an advisory basis, approving the executive compensation of the named executive officers.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Pannell Kerr Forster of Texas, P.C. ("PKF") as our independent registered public accounting firm for the fiscal year ending December 31, 2016. PKF has served as our principal certified public accounting firm since their appointment on August 21, 2014 for the fiscal year ending December 31, 2014.

In the event our stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Regardless of the outcome of the vote, however, the Audit Committee at all times has the authority within its discretion to recommend and approve any appointment, retention or dismissal of our independent registered public accounting firm.

PKF representatives are expected to attend the annual meeting in person or by phone. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2016.

Principal Auditor Fees and Services

In connection with the audits of the 2014 and 2015 financial statements, we entered into an engagement agreement with PKF that sets forth the terms by which PKF would perform audit services for us. The following table shows the fees billed to us or accrued by us for the audit and other services provided by PKF:

	2015	2014
Audit Fees (1)	$530,010	$557,308
Audit-Related Fees (2)	7,213	—
Tax Fees	—	—
All Other Fees	—	—
Total	$537,223	$557,308
____________

(1)	Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of due diligence services.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee charter provides that all audit services and non-audit services must be pre-approved by the Audit Committee. The Audit Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee consisting of one or more members of the Audit Committee, provided that any pre-approvals granted by any such subcommittee must be presented to the full Audit Committee at its next scheduled meeting. From time to time, the Audit Committee has delegated to the chairman of the committee the authority to pre-approve audit, audit-related and permitted non-audit services.

All non-audit services were reviewed with the Audit Committee or the chairman, which concluded that the provision of such services by PKF were compatible with the maintenance of such firm's independence in the conduct of its respective auditing function.

AUDIT COMMITTEE REPORT

To the Stockholders of SAExploration Holdings, Inc.:

It is the responsibility of the Audit Committee of the Board of Directors of SAE to oversee the company’s financial reporting and disclosure process on behalf of the entire Board. SAE’s management has the primary responsibility for the company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain SAE’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors SAE’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

•	the integrity of SAE’s financial statements;

•	SAE’s compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of SAE’s independent registered public accounting firm; and

•	the performance of SAE's internal audit function.
The Board of Directors adopted a written charter for the Audit Committee, which is posted on SAE’s website at www.saexploration.com.  The charter was amended in March 2015 to reflect that SAE's internal audit functions, which are subject to the Audit Committee's oversight, may be performed by outside consultants. The Audit Committee is satisfied with the adequacy of the charter.

In the performance of its oversight function, the Audit Committee met four times during 2015. The Audit Committee (i) reviewed and discussed SAE’s audited consolidated financial statements for the year ended December 31, 2015 with management and the independent registered public accounting firm; (ii) discussed with SAE’s independent registered public accounting firm the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16, “Communication with Audit Committees,” as currently in effect; and (iii) received the written disclosures and the letter from SAE’s independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in SAE’s Annual Report on Form 10-K for the year ended December 31, 2015.

Members of the Audit Committee(1):
L. Melvin Cooper, Chairman
Gary Dalton

(1) Mr. Cooper became a member of our Board of Directors and was appointed as Chairman of the Audit Committee in mid-2016. He did not participate in any of the meetings of the Audit Committee in 2015 or in the committee's review of or other actions with respect to our audited consolidated financial statements for the year ended December 31, 2015. Mr. Dalton did participate.

STOCKHOLDER PROPOSALS AND OTHER STOCKHOLDER COMMUNICATIONS

Our 2017 Annual Meeting of Stockholders is expected to be held on or about June 15, 2017 unless the date is changed by our Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2017 Annual Meeting, you need to provide it to us by no later than December 31, 2016. You should direct any proposals to Brent Whiteley, Chief Financial Officer, General Counsel and Secretary, SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079. In addition, our second amended and restated bylaws establish advance notice procedures with regard to certain matters, including director nominations, to be brought before an annual meeting. If you are a stockholder and you want to present a matter of business to be considered at the 2017 Annual Meeting, you must give timely notice of the matter, in writing, to our Corporate Secretary. To be timely, the notice has to be given between March 17, 2017 and April 16, 2017.

Stockholders and interested parties may communicate with SAE’s Board of Directors, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of SAExploration Holdings, Inc., 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079. Each communication will be forwarded, depending on the subject matter, to the Board of Directors, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Our 2015 annual report, which includes the annual report on Form 10-K for the fiscal year ended December 31, 2015 we filed with the SEC, has been mailed or made available on the Internet at http://www.cstproxy.com/saexploration/2016 along with this proxy statement to all stockholders of record. The annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

SAExploration Holdings, Inc.
1160 Dairy Ashford Rd., Suite 160
Houston, Texas 77079
Attention: Investor Relations
Telephone: (281) 258-4409
Email: rabney@saexploration.com

A copy of our annual report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2015, is available without charge upon written request to the address set forth above.

OTHER BUSINESS

We are not aware of any matters to be acted upon at the 2016 Annual Meeting other than those described above. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.

ANNEX A

SAEXPLORATION HOLDINGS, INC.
2013 NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

(Effective November 1, 2013, as amended effective ________, 2016)
1.PURPOSE. The SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan (the “Plan”) is intended (a) to provide incentives that will attract, retain, and motivate highly competent persons as non-employee directors of SAExploration Holdings, Inc. (the “Company”), and (b) to assist in aligning the interests of the Company’s non-employee directors with those of its other stockholders, by providing non-employee directors with awards of, and opportunities to acquire, shares of the Common Stock, par value $0.0001 per share, of the Company (“Common Stock”).

2.ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company (the “Board”) or a committee appointed by the Board consisting of at least two non-employee members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any award granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.PARTICIPANTS. Each member of the Board who is not a current employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) shall be eligible to participate in the Plan.

4.TYPES OF BENEFITS. The Board may grant Stock Options (as defined in Section 6) or Restricted Stock (as defined in Section 7) under the Plan. Such awards may be evidenced by, and conditioned upon the execution by the Non-Employee Directors of, agreements (which need not be identical) in such forms as the Board may from time to time approve (“Award Agreements”); provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail.

5.COMMON STOCK AVAILABLE UNDER THE PLAN.

(a)    Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 8 hereof, the maximum number of shares of Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 400,000 shares of Common Stock, which may be authorized and unissued or treasury shares. Any shares of Common Stock covered by a Stock Option granted under the Plan that is forfeited, is cancelled, or expires, and any shares of Common Stock attributable to an Unvested Restricted Stock Award (as defined in Section 7(c) hereof) that are forfeited, shall be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.
(b)    If any Stock Option is exercised by tendering shares of Common Stock to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, the number of shares of Common Stock issued inclusive of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.
6.STOCK OPTIONS.

(a)    GRANT. The Board shall have the authority to grant options to purchase shares of Common Stock in accordance with the Plan (“Stock Options”), which may be granted alone or in addition to other awards granted under the Plan. Stock Options are not intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any Non-Employee Director granted Stock Options pursuant to the Plan may elect to decline such Stock Options.

(b)    NUMBER OF SHARES. The Board shall specify the number of shares of Common Stock subject to any Stock Option. Except as otherwise provided in the Award Agreement, the number of shares of Common Stock subject to any Stock Option shall be adjusted in accordance with Section 8.
(c)    EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined in Section 12 hereof) of a share of Common Stock on the date of grant (subject to any adjustments made in accordance with Section 8 hereof).
(d)    PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), or by the withholding of shares of Common Stock for which a Stock Option is exercisable (to be valued at their Fair Market Value on the date of exercise), or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.
(e)    EXERCISE PERIOD.
(i)    GENERAL. Stock Options shall become exercisable, as to all or any installment of the shares of Common Stock subject to the Stock Option, at such time or times, and subject to such terms and conditions, as shall be determined by the Board. Except as otherwise provided in the Award Agreement, each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan.
(ii)    TERMINATION OF DIRECTORSHIP. Except as otherwise provided in the Award Agreement, if a Non-Employee Director’s service as a director of the Company is terminated, any Stock Option previously granted to such Non-Employee Director shall, to the extent then exercisable but not theretofore exercised, terminate and become null and void; provided, however, that, if the service of a Non-Employee Director holding an outstanding Stock Option is terminated by reason of (A) such a Non-Employee Director’s disability (as defined in Section 22(e)(3) of the Code) or death, or (B) the failure of such Non-Employee Director to be either nominated for re-election by the Company when he or she is otherwise eligible to serve as a Non-Employee Director, or to be re-elected by Stockholders following nomination by the Company, such Stock Option shall remain exercisable at any time up to and including three months after the date of such termination of service, and up to and including one year after the date of termination of service in the case of termination by reason of disability or death, but in no event shall such Stock Option remain exercisable after the tenth anniversary of the date of grant.
(iii)    EXTENSION OF TERM. Except as otherwise provided in the Award Agreement, the term of exercise of any outstanding Stock Option held by a former Non-Employee Director whose service as a director terminated on account of disability (as defined in Section 22(e)(3) of the Code) or on account of the failure of such former Non-Employee Director to be either nominated for re-election by the Company when he or she is otherwise eligible to serve as a Non-Employee Director, or to be re-elected by Stockholders following nomination by the Company, and that have a remaining term of less than one year on the date of such Non-Employee Director’s death shall automatically be extended to the earlier of the first anniversary of the date of death or the tenth anniversary of the date of grant.
7.RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS.

(a)    The Board shall have the authority to grant shares of Common Stock in accordance with the Plan (“Restricted Stock”), which may be granted alone or in addition to other awards granted under the Plan.
(b)    Each award of Restricted Stock may or may not be subject to forfeiture or other conditions and restrictions not inconsistent with the Plan. Except as otherwise provided in the Award Agreement, grants of Restricted Stock will not be subject to any conditions or restrictions. If an award of Restricted Stock is subject to forfeiture or other conditions or restrictions, vesting shall occur and such conditions or restrictions shall lapse, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. The satisfaction of any vesting may be waived in the case of the Participant’s death or disability. The Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such shares, including any conditions or restrictions not constituting a substantial risk of forfeiture under Section 83 of the Code, are satisfied or have lapsed, and the Non-Employee Director shall execute in favor of the Company a blank stock power with respect to such shares of Restricted Stock. Alternatively or additionally, the Company may cause such Restricted Stock to bear an appropriate legend indicating their nontransferability, forfeitability, and any additional restrictions placed on them. Restricted Stock Awards whose shares are subject to forfeiture under this Section 7(b) shall be referred to in this Plan as “Unvested Restricted Stock Awards.”
(c)    The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. Except as otherwise provided in the Award Agreement, if an award of Restricted Stock is subject to any conditions or restrictions, any dividends or other distributions paid on Restricted Stock will be accumulated and paid when such Restricted Stock vests. Any such dividends shall be subject to the same conditions and restrictions, including forfeiture conditions, as the Restricted Stock to which they relate.
8.ADJUSTMENT PROVISIONS - CHANGE IN CONTROL.

(a)    If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Restricted Stock Award (including any Unvested Restricted Stock Award) such that each such Stock Option and Restricted Stock Award shall thereafter be exercisable or vested and deliverable for such property as would have been received in respect of the Common Stock subject to such Stock Option and Restricted Stock Award had such Stock Option and Restricted Stock Award been exercised or vested and delivered in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director’s rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Option and Restricted Stock Awards (including Unvested Restricted Stock Awards), and the exercise price applicable to outstanding Stock Options.
(b)    Notwithstanding any other provision of the Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all shares attributable to Unvested Restricted Stock Awards shall immediately become vested, as the case may be. For purposes of the Plan, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
(i)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the securities of the Company that vote generally in the election of directors then outstanding (“Voting Securities”);
(ii)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)    The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.
9.NONTRANSFERABILITY. Neither any Stock Option nor any Shares of Common Stock attributable to an Unvested Restricted Stock Award shall be transferable and Stock Options shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, a Stock Option may be transferred by the Non-Employee Director’s will or by the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option may permit the transferability of any such Stock Option by any Non-Employee Director solely to the Non-Employee Director’s spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option.

10.OTHER PROVISIONS. Any award under the Plan may be subject to such other provisions (whether or not applicable to an award granted to any other Non-Employee Director) as the Board determines appropriate.

11.ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under this Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) or (b) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan unless such delivery would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

12.FAIR MARKET VALUE. For purposes of this Plan, Fair Market Value means (a) during such time as the Common Stock is listed on the Nasdaq Stock Market or any other exchange, the closing price of the Common Stock as reported by such stock exchange on the day for which such value is to be determined or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the next preceding day on which there was a sale of such Common Stock, or (b) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

13.TENURE. A Non-Employee Director’s right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

14.NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Unvested Restricted Stock Award without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

16.GOVERNING LAW. This Plan, any Restricted Stock Award and any Stock Option granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

17.EFFECTIVE DATE AND TERM OF THE PLAN.

(a)    The Plan was adopted by the Board on August 13, 2013, and became effective on November 1, 2013. An Amendment to the Plan was adopted by the Board effective as of August 3, 2016 (the “Amendment”), and shall become effective only if such Amendment is approved by the stockholders of the Company. If the Amendment is not approved by the Company’s stockholders, the Amendment shall be of no force or effect.
(b)    Unless early terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted. The Plan shall remain in existence with respect to outstanding Stock Options and Restricted Stock Awards as long as any Stock Option, Restricted Stock Award, or share of Common Stock attributable to a Stock Option or Restricted Stock Award remains outstanding and subject to any requirement of the Plan.
18.    SECTION 409A. Awards under this Plan must, by the Plan’s terms, be structured, and shall be administered, in such a way that they are exempt from the application of the requirements of Section 409A of the Code.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SAExploration

2016 Annual Meeting of Stockholders

November 3, 2016
9:00 A.M. Central Time

Boardroom
SAExploration Holdings, Inc.
Corporate Offices
1160 Dairy Ashford Rd.
Suite 160
Houston, Texas 77079

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE ▲

PROXY

Please mark your votes like this **X**

Proposals — The Board of Directors recommends a vote FOR the nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. To elect six directors

NOMINEES:

	FOR the Nominee listed to the left	**WITHHOLD AUTHORITY** to vote for the Nominee listed to the left
Jeff Hastings	☐	☐
Brian Beatty	☐	☐
L. Melvin Cooper	☐	☐
Gary Dalton	☐	☐
Michael Kass	☐	☐
Jacob Mercer	☐	☐

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted "FOR" the nominees for director, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and the Company's 2015 Annual Report.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________________ **Signature**________________________ **Date**__________, **2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of SAExploration Holdings, Inc. to be held November 3, 2016.

The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at http://cstproxy.com/saexploration/2016

▲ FOLD HERE • DO NOT SEPARATE ▲

PROXY

SAExploration

SAExploration Holdings, Inc.

Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors

The undersigned hereby appoints Jeff Hastings and Brian Beatty, or either of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of SAExploration Holdings, Inc. (the "Company") that the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 3, 2016, at 9:00 a.m., Central Time, in the Boardroom, SAExploration Holdings, Inc. Corporate Offices, 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079, and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY STATEMENT.

(Continued, and to be marked, dated and signed, on the other side)